                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              KMG CHEMICALS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                               KMG CHEMICALS, INC.

                             10611 HARWIN, SUITE 402

                              HOUSTON, TEXAS 77036

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

         The Annual Meeting of Shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 on November 21, 2000 at 10:00 a.m.:

         1. To elect six (6) directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Shareholders of record at the close of business on October 16, 2000 are entitled to notice of and to vote at this Annual Meeting of Shareholders or any adjournment or postponement thereof.

         All shareholders are cordially invited and urged to attend the Annual Meeting of Shareholders in person. EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. A return of a blank proxy will be deemed a vote in favor of the proposals contained in the Proxy Statement. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                             By Order of the Board of Directors,

                             /s/ Fred C. Leonard III

                             Fred C. Leonard III, Secretary
                             October 27, 2000

                               KMG CHEMICALS, INC.
                             10611 HARWIN, SUITE 402
                              HOUSTON, TEXAS 77036

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of KMG Chemicals, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on November 21, 2000, at 10:00 a.m., at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, and any adjournment or postponement thereof.

         The matters to be considered and acted upon at the Annual Meeting are described in the foregoing Notice of Annual Meeting and this Proxy Statement. This Proxy Statement and the related form of proxy are being mailed on or about October 31, 2000 to all shareholders of record as of October 16, 2000 (the "Record Date"). Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. With respect to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to the other proposals contained in this Proxy Statement, a shareholder may, by checking the appropriate box on the proxy: (i) vote for the proposal; (ii) vote against the proposal; or (iii) abstain from voting on the proposal.

         Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person.

         If the proxy in the accompanying form is properly executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions thereon. If no instructions are given on the matters to be acted upon, the shares represented by the proxy will be voted: (i) for election of the directors nominated herein; (ii) for the ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2001; and (iii) in the discretion of the proxy holders as to any business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

                                  VOTING RIGHTS

         Only holders of record of outstanding shares of Common Stock at the close of business on the Record Date are entitled to one vote for each share held on all matters coming before the Annual Meeting or any adjournment or postponement thereof. There were 7,000,169 shares of Common Stock outstanding and entitled to vote on the Record Date.

                               VOTING REQUIREMENTS

         To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company, the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote and represented at the Annual Meeting in person or by proxy is required.

                              ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

         The nominees for directors are the current directors. Each director of the Company will serve until the next annual meeting of shareholders or until his successor is elected and qualified. Set forth below is a description of the backgrounds of the nominees for director.

         DAVID L. HATCHER, age 57, has served as a director and President of the Company since its acquisition of KMG-Bernuth, Inc. ("KMG") in October 1996. Mr. Hatcher has also served as a director and President of KMG since 1985. Mr. Hatcher has worked in the wood treating industry since 1980 for predecessors and affiliates of KMG in various capacities, including engineer, general manager and President. Mr. Hatcher is also an officer and director of KMG de Mexico, S.A.
de C.V., KMG's subsidiary.

         BOBBY D. GODFREY, age 61, has served as a director and Vice President of the Company since its acquisition of KMG in October 1996. Mr. Godfrey has also served as a director and Vice President of KMG since 1985.

         CHARLES M. NEFF, JR., age 54, has served as a director of the Company since its acquisition of KMG in October 1996. Mr. Neff also served as a director of KMG from 1991 until 1997 and served as Treasurer of KMG from 1993 until 1997. Mr. Neff served as the Chief Executive Officer and President of Houston National Bank, N.A. from 1988 to 1998 and is currently a director and Chief Executive Officer of Sterling Bank-Bayou Bend, President of National Health Capital, Ltd.

         FRED C. LEONARD III, age 55, has served as a director and Secretary of the Company since its acquisition of KMG in October 1996. Mr. Leonard also served as a director of KMG from 1992 until 1997 and served as the Secretary of KMG since 1993. Mr. Leonard has served as the Chairman of the Board, Chief Executive Officer and President of Valves Incorporated of Texas, Inc., a manufacturing company located in Houston, Texas since 1972. Mr. Leonard also currently serves as the Chairman of the Board and Treasurer of Agrimpex, Inc., a company that acts as a manufacturers' representative promoting sales of equipment and services in Turkey, and as Secretary of North Star Tours, Inc., a travel agency specializing in tours to Turkey.

         GEORGE W. GILMAN, age 58, has served as a director of the Company since its acquisition of KMG in October 1996 and also served as a director of KMG from 1995 until 1997. Mr. Gilman has served as the Chief Executive Officer, President and as a director of Commerce Securities Corporation, a National Association of Securities Dealers, Inc. member firm, since 1982. He practiced law with the law firm of George Gilman, P.C. from 1986 to 1998 and since 1998 has practiced with the law firm of Wilbanks and Gilman, P.C.

         RICHARD L. URBANOWSKI, age 63, was elected as a director of the Company upon the increase in the size of the Board of Directors in August 2000. Mr. Urbanowski retired in 1998 as President and Chief Operating Officer of ISK Biosciences Corporation, a specialty chemicals company selling crop protection chemicals and wood preservative products. Mr. Urbanowski began his career with Diamond Alkali Company where he held various positions in research and development, engineering, operations, production and sales. He is currently a member of the CoAg Advisory Council for the College of Agriculture at Auburn University.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of at least two independent directors. The Audit Committee, composed of Messrs. Leonard, Neff and Gilman, makes recommendations to the Board of Directors regarding the independent public accountants of the Company and the annual audit of the Company's financial statements and accounts. The Compensation Committee, composed of Messrs. Leonard, Neff and Hatcher, makes recommendations to the Board of Directors regarding compensation for the Company's executive officers, directors, employees and agents. During fiscal 2000, the Audit Committee held one meeting and the Compensation Committee held no meetings.

COMPENSATION OF DIRECTORS

         Each director, including directors who were employees of the Company, received a fee in fiscal 2000 for attending meetings of the Board of Directors of $1,500 for each meeting. Directors of KMG also received a fee of $350 for each meeting. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings and for other expenses incurred in performing in their capacity as directors. During fiscal 2000 the Board of Directors of the Company held four meetings and the board of directors of KMG held one meeting.

MANAGEMENT

         Set forth below is a description of the backgrounds of certain significant employees of the Company and KMG in addition to Messrs. Hatcher and Godfrey, whose backgrounds are described above.

         THOMAS H. MITCHELL, age 56, has served as KMG's Vice President since 1994. Mr. Mitchell has been employed by KMG since 1988 in various capacities, including general sales manager and since July, 1998, General Manager.

         JACK VERNIE, age 56, has served as Controller of the Company since its acquisition of KMG in October 1996. Mr. Vernie has also served as Controller of KMG since 1994. Prior to his employment with KMG, Mr. Vernie served as Controller of Golden West Refining Company, a petroleum refining company located in Santa Fe Springs, California, from 1983 to 1993.

EXECUTIVE COMPENSATION

         The following table sets forth the cash and non-cash compensation paid to the Company's chief executive officer, its other most highly compensated executive officer and an executive officer of a subsidiary for the fiscal years ended July 31, 2000, 1999 and 1998. None of the Company's other officers or directors received cash or non-cash compensation in excess of $100,000 for the fiscal year ended July 31, 2000.

                           SUMMARY COMPENSATION TABLE

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                                                                                    SHARES
                                                    ANNUAL                        UNDERLYING
NAME AND                                       COMPENSATION (1)                     OPTIONS             ALL OTHER
PRINCIPAL POSITION               YEAR           SALARY         BONUS                GRANTED         COMPENSATION (2)
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David L. Hatcher                 2000          276,500        183,223                                        22,367
President                        1999          276,350        181,363                                        22,017
                                 1998          276,250        147,300                                        30,150

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Bobby D. Godfrey                 2000          105,413          6,250                                         3,673
Vice President                   1999           82,750          6,000                                         3,308
                                 1998           81,250        148,281                1,000                   14,869

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Thomas H. Mitchell               2000          125,000         63,993                5,000                    5,370
Vice President (KMG only)        1999          125,000         63,171               15,000                    5,027
                                 1998           97,950         28,000                7,500                    5,492
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         (1) Salary includes directors' fees paid to each of Mr. Hatcher and Mr. Godfrey for serving as directors of the Company and KMG.

         (2) Includes payments made by the Company under its 401(k) Profit Sharing Plan and for David L. Hatcher the economic benefit of premiums paid by the Company under a split dollar life insurance agreement. In fiscal 2000, the economic benefit of the split dollar agreement for Mr. Hatcher was $16,382.

                        OPTION GRANTS IN FISCAL YEAR 2000

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                                  SHARES OF COMMON
                                  STOCK UNDERLYING       PERCENT OF TOTAL      EXERCISE PRICE       EXPIRATION
NAME                              OPTIONS GRANTED      GRANTED TO EMPLOYEES         ($/SH)              DATE
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Thomas H. Mitchell                              5,000         56.0%                  4.25                (1)
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         (1) Options expire ten years after becoming vested. Vesting is twenty percent of the total shares per year and the vesting period begins on the date of grant, March 1, 2000.

     AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END VALUES

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                                                                                            VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS:
                                                                     OPTIONS FY00:            ($) EXERCISABLE/
                                        SHARES ACQUIRED ON          (#) EXERCISABLE/           UNEXERCISABLE
               NAME                        EXERCISE (#)             UNEXERCISABLE
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Bobby D. Godfrey                                 0                      1,000/0                   $563/$0
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Thomas H. Mitchell                               0                   49,671/21,500            $212,050/$4,630
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 30, 2000 with regard to the beneficial ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) the executive officers and directors of the Company individually and (iii) the officers and directors of the Company as a group. All addresses are in care of the Company, 10611 Harwin Drive, Suite 402, Houston, Texas 77036.

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                                                                         NUMBER OF
         NAME                                                          SHARES OWNED                  PERCENT
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         David L. Hatcher (3)                                                   5,073,003              72.47
         Bobby D. Godfrey (1)                                                     426,497               6.09
         Fred C. Leonard III (1) (2)                                              954,500              13.63
         George W. Gilman (1)                                                      22,000                .31
         Charles M. Neff, Jr.(1)                                                   29,237                .42
         Richard L. Urbanowski                                                          0                0.0
         Thomas H. Mitchell (KMG executive
         officer) (1)                                                              54,171                .77
         Directors and executive officers as a group
         (7 persons)                                                            6,559,408              92.93
         ----------------------------------------------------------------------------------------------------

         (1) The ownership shown in the table includes shares of Common Stock that may be acquired within 60 days on the exercise of outstanding stock options under the Company's 1996 Stock Option Plan as follows: Mr. Godfrey - 1,000 shares, Mr. Leonard - 1,000 shares, Mr. Gilman - 1,000 shares, Mr. Neff - 1,000 shares and Mr. Mitchell - 54,171 shares; and for the entire group - 58,171 shares.

         (2) Includes shares held by Valves Incorporated of Texas, Inc., a company in which Mr. Leonard is an officer and a principal shareholder.

         (3) On October 18, 2000, Mr. Hatcher sold 180,000 shares of Common Stock to the Company. See "--Transactions with Executive Officers, Directors and Others".

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company knows of no failure in Section 16(a) beneficial ownership reporting compliance except that due to an inadvertent administrative oversight Mr. Godfrey's Form 4 for May 2000 was filed late.

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

         On October 18, 2000, the Company purchased 180,000 shares of the Common Stock of the Company from Mr. Hatcher at a price of $5.00 per share. The per share purchase price was established by the Board of Directors on August 29, 2000 when it approved the purchase and was based on the then current price of the Common Stock. Of the total purchase price of $900 thousand, Mr. Hatcher used $674 thousand of the proceeds to purchase the Company's interest in a participation loan by Sterling Bank to National Health

Capital, Ltd. ("NHC"), to purchase a second loan to NHC and to repay loans made to him by the Company in fiscal 1998 and 1992.

         In fiscal 2000 the Company granted a warrant to purchase 25,000 shares of Common Stock at $5.00 per share to the assignee of Gilman Financial Corporation. The warrant expires March 6, 2009 and was issued as compensation for the acquisition consulting services of Gilman Financial Corporation. Mr. Gilman is an employee of Gilman Financial Corporation but he is not its officer, director or shareholder.

         In August, 1998, the Company purchased for $200 thousand a participation in a loan by Sterling Bank to NHC, a limited partnership engaged in purchasing medical receivables. In November, 1998, the Company made a further loan of $200 thousand to NHC. At the time of these transactions, Messrs. Hatcher, Neff and Gilman were directors of the general partner of NHC, Messrs. Hatcher and Neff each 8% limited partners in NHC and Mr. Neff was president of NHC. NHC ceased operations in 1999 and is now in the process of recovering on its assets and winding up its business. The Company agreed that beginning in January 1999 the participation loan and second loan would bear no interest. The participation loan is due on August 20, 2000 and the second NHC loan is due on September 30, 2000. The participation loan was partially guaranteed by Mr. Neff and both the participation loan and the second loan were guaranteed by Mr. Hatcher. At the end of fiscal 2000, the aggregate balance owing on the two loans was $263 thousand. Mr. Hatcher purchased both the participation and the second loan made to NHC from the Company on October 18, 2000 for their then outstanding balance of $241 thousand. The Company released Mr. Hatcher on his guaranty of the two loans.

         The Company loaned $200 thousand to David L. Hatcher in fiscal 1998. That indebtedness was renewed, extended and modified as of May, 2000, payable in seven annual installments of approximately $29 thousand plus interest at eight percent (8%) per annum . As of the end of fiscal 2000, accrued interest on the note was approximately $3 thousand and the principal balance was $200 thousand. On October 18, 2000, Mr. Hatcher repaid in full the interest and principal of $207 thousand then owing on the indebtedness.

         The Company also loaned $218 thousand to Mr. Hatcher in fiscal 1992. That indebtedness plus advances in subsequent fiscal years was evidenced by an unsecured promissory note dated July 15, 1994 in the principal amount of approximately $253 thousand. The promissory note provided for semimonthly payments of $1 thousand, including interest at 6.5% per year, beginning on January 15, 1995. The amount owing under the promissory note was approximately $228 thousand and $237 thousand at the end of fiscal years 2000 and 1999, respectively. On October 18, 2000, Mr. Hatcher repaid in full the interest and principal of $226 thousand then owing on the indebtedness.

         In February 1998, the split dollar insurance agreement between the Company and Mr. Godfrey was terminated. The Company released the collateral assignment of the insurance policy bought under the plan on Mr. Godfrey and he signed a non interest bearing promissory note payable to the Company for $170,899.54, the amount of insurance premiums paid on behalf of Mr. Godfrey by the Company under the split dollar insurance plan. The amount owing on the promissory note was $150,961 and $170,900 as of the end of fiscal 2000 and 1999, respectively.

         Mr. Godfrey entered into an employment agreement with the Company in February 1998 having a term of seven years and containing a covenant not to compete.

                       PROPOSAL TO RATIFY THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of the Company's accounts for the fiscal year 2001. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent auditors in maintaining the integrity of the Company's financial controls and reporting. If ratification of the appointment is not approved, the Board of Directors will reconsider the appointment.

         Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any shareholder who intends to present a proposal at the 2001 Annual Meeting of Shareholders must file such proposal with the Company by June 30, 2001, for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those stated above which are to be brought before the Annual Meeting. However, if any such other matters should be presented for consideration and voting, the persons named in the proxy to vote thereon will do so in accordance with their judgment.

By Order of the Board of Directors,

/s/ Fred C. Leonard III

Fred C. Leonard III
Secretary

                              KMG CHEMICALS, INC.
                 10611 HARWIN, SUITE 402, HOUSTON, TEXAS 77036

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David L. Hatcher as proxy with power of substitution to vote all shares of KMG Chemicals, Inc. (the "Company") which the undersigned is entitled to vote at an Annual Meeting of Shareholders on November 21,2000, at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present as specified, respecting the following matters described in the accompanying Proxy Statement and, in his discretion, on other matters which come before such meeting.

1. To elect six directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.

/ /   FOR the nominees listed below   / /   WITHHOLD AUTHORITY                     / /   FOR ALL NOMINEES EXCEPT:
                                            to vote for all nominees listed below

    Instructions: To withhold authority to vote for (an) any individual(s), choose the third box and write in the name of the nominee(s) on this line

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    Nominees: David L. Hatcher, Bobby D. Godfrey, Fred C. Leonard III, George W. Gilman, Charles M. Neff, Jr., Richard L. Urbanowski

2. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for fiscal year 2001; and

            FOR  / /            AGAINST  / /            ABSTAIN  / /

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy will be voted in accordance with shareholder specifications. Unless directed to the contrary, this proxy will be voted FOR each proposal and in his discretion for any other matters coming before the meeting. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

Date:  ------------------------------------, 2000        ------------------------------------------------------------
                                                         (Signature)

                                                         ------------------------------------------------------------

                                                         ------------------------------------------------------------
                                                         (Please print your name)

                                                         (PLEASE SIGN NAME AS FULLY AND EXACTLY AS IT APPEARS
                                                         OPPOSITE. When signing in a fiduciary or representative
                                                         capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a
                                                         corporation should be signed in full corporate name by duly authorized officer.)

  PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS STATED ABOVE.